Exhibit 99.1

Fitbit Reports $574M Q416 and $2.17B FY16 Revenue,
Sells 6.5M devices in Q416 and 22.3M devices in FY16

SAN FRANCISCO - February 22, 2017 - Fitbit, Inc. (NYSE:FIT), the leader in the connected health and fitness market, today reported revenue of $574 million, GAAP basic net loss per share of ($0.65), non-GAAP basic net loss per share of ($0.56), GAAP net loss of ($146.3) million, and Adjusted EBITDA loss of ($144.2) million, for its fourth quarter of 2016.

For the full-year 2016, Fitbit reported revenue of $2.17 billion, GAAP basic net loss per share of ($0.47), non-GAAP basic net loss per share of ($0.12), GAAP net loss of ($102.8) million, and Adjusted EBITDA of $30.0 million.

“Our ten-year history of building this category, coupled with our powerful brand and engaged global community gives us confidence we are making the right investments to support our vision and drive long-term success,” said James Park, Fitbit co-founder and CEO. “We will leverage our leadership position, recently acquired talent and IP, and the valuable data we collect to improve demand and continue to set the pace of innovation for the industry through more personalized experiences, deeper insights and guidance, expansion into new categories and deeper integration within the healthcare system.”

Fitbit is taking direct action to reduce operating costs, improve efficiencies, and strengthen performance while maintaining necessary investment to drive future growth and maintain its global leadership position:

•	Reduced 2016 exit operating expense run rate by $200 million. Conducted a reorganization, including a reduction in force, that impacts 107 positions or 6% of the global workforce.

•
Entry into the smartwatch category to invigorate and capture a large addressable market by leveraging Fitbit’s brand and vast experience delivering a best-in-class health and fitness experience on the wrist.

•
Continuing to scale the business globally, including leveraging a new engineering center in Romania gained through the recent acquisition of assets of Vector Watch, enabling the company to efficiently serve the global business and further expand its presence in EMEA.

•	Restructuring accessories strategy, choosing to partner and license rather than managing production and inventory directly.

•
Hiring a new executive vice president of operations, Jeff Devine, to manage overall operations, customer service, and quality. Jeff brings more than 25 years of operating experience scaling global technology brands including Cisco, Nokia, and Hewlett Packard.

Fourth Quarter and Full Year 2016 Financial Summary

	As of or For the Three Months Ended		As of or For the Year Ended
In millions, except percentages and per share amounts	December 31, 2015	December 31, 2016	December 31, 2015	December 31, 2016
GAAP Results
Revenue	$711.6	$573.8	$1,858.0	$2,169.5
Gross Margin	48.9%	22.1%	48.5%	39.0%
Net Income (Loss)	$64.2	$(146.3)	$175.7	$(102.8)
Net Income (Loss) Per Share	$0.26	$(0.65)	$0.75	$(0.47)
Non-GAAP Results
Gross Margin	48.8%	22.4%	48.5%	39.3%
Net Income (Loss)	$87.4	$(125.7)	$254.1	$(25.9)
Net Income (Loss) Per Share	$0.35	$(0.56)	$1.07	$(0.12)
Adjusted EBITDA	$125.3	$(144.2)	$389.9	$30.0
Devices Sold	8.2	6.5	21.4	22.3
Active Users			16.9	23.2
Registered Device Users			29.0	50.2
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding the change to our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

Fourth Quarter 2016 Financial Highlights

•	Sold 6.5 million connected health and fitness devices.

•	U.S. revenue contracted 28%, EMEA revenue grew 58%, APAC revenue contracted 56%, and Other Americas revenue contracted 12%.

•	New products Fitbit Charge 2TM, AltaTM, Fitbit BlazeTM, and Fitbit Flex 2TM represented 96% of revenue.

•	GAAP gross margin was 22.1%, and non-GAAP gross margin was 22.4%, negatively impacted by the following charges:

◦	Write down of tooling equipment and component inventory of $78 million;

◦	Increased rebates and channel pricing of promotions of $42 million recorded as a reduction in revenue;

◦	Increased return reserves of $41 million due to greater channel inventory; and

◦	Increased warranty reserves for legacy products of $17 million.

•	GAAP operating expenses represented 54.4% of revenue, non-GAAP operating expenses represented 49.6% of revenue.

Full-Year 2016 Financial Highlights

•	Sold 22.3 million connected health and fitness devices.

•	Revenue increased 17%, GAAP gross profit decreased 6%, non-GAAP gross profit decreased 5%, GAAP net income decreased 159%, non-GAAP net income decreased 110%, and Adjusted EBITDA decreased 92%.

•	U.S. revenue grew 11%, EMEA revenue grew 86%, APAC revenue contracted 26%, and Other Americas revenue grew 19%.

•	U.S. comprised 71% of revenue; EMEA 18%, APAC 6%, and Other Americas 5%.

•	New products Fitbit Charge 2, Alta, Fitbit Blaze, and Fitbit Flex 2 represented 70% of revenue.

•	Twenty-six percent of all activations in 2016 came from repeat customers; of the repeat customers, 20% were reactivated. Total year-end registered device users were 50.2 million.

•	Cash, cash equivalents, and marketable securities totaled $706 million compared to $664 million as of December 31, 2015.

Fourth Quarter 2016 and Recent Fitbit Operational Highlights

•	Active users grew 37% to 23.2 million from 16.9 million at year end 2015; largest social fitness network as of year-end.

•	Charge 2 was the #1 selling connected health and fitness device as of the end of Q4, based on units, according to NPD and each of the products launched in 2016 have a 4-star rating on Amazon.

•	Acquired assets from Pebble for $23 million and Vector Watch for $15 million, comprised of intellectual property and talent.

•	Including the acquisitions, headcount ended the year at 1,753 employees, with 61% in research and development.

•
In Digital Health, added key partnerships with leading companies, including Medtronic, and an integration with one of the largest U.S. health plans, demonstrating the early potential of our devices in different healthcare settings.

Full Year 2017 Guidance

•
Revenue to be in the range of $1.5 billion to $1.7 billion with non-GAAP gross margins in the range of 42.5% to 44.0%. The company reduced 2016 exit operating expense run rate by $200 million to an operating expense for 2017 of approximately $850 million, which includes the separation of 107 employees, realigning sales and marketing spend, and improved optimization of research and development investments.

•	Non-GAAP basic net loss per share in the range of ($0.22) to ($0.44) and non-GAAP free cash flow of approximately negative ($50) to ($100) million.

•	Effective non-GAAP tax rate of approximately 50%.

•	Stock-based compensation expense estimated at $100 million to $110 million and basic share count of approximately 233 million.

First Quarter 2017 Guidance

•	Revenue to be in the range of $270 million to $290 million.

•	Non-GAAP basic net loss per share in the range of ($0.18) to ($0.20).

•	Effective non-GAAP tax rate of approximately 50%.

•	Stock-based compensation expense estimated at $23 million to $25 million and basic share count of approximately 226 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 504-7966 or (719) 325-2344, access code 4189225. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the first quarter 2017 and full year 2017; our long-term potential; our ability to stimulate new demand and expand the category, leverage data to deliver more personalization to our users and develop new products; our ability to expand into new categories and more deeply integrate into the healthcare category; our ability to grow the business globally and further expand our presence in EMEA; reductions in 2016 exit operating expense run rate; 2017 operating expenses; the cost of our reorganization efforts; our ability to deliver a smartwatch and market acceptance; the timing of product, service and offering launches; the write down of tooling equipment and inventory, increased rebates and promotions, and increased reserves discussed above; our ability to reduce operating expenses; and potential for future growth in the connected health and fitness market, smartwatch and overall wearables category and adjacent markets. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; customer acceptance of existing and new products; seasonality; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality accessory products; uncertain ability to retain employees; the success of our cost reduction initiatives, which may not result in the anticipated cost savings in the timeframe we anticipate; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2015 and our most recently filed Quarterly Report on Form 10-Q, which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2016. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, is comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016, and December 31, 2016. We did not adjust operating results for quarters prior to 2016. There were 91 and 92 days in the three months ended December 31, 2016 and December 31, 2015, respectively.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin; non-GAAP operating expenses, non-GAAP operating income (loss); non-GAAP net income (loss), non-GAAP diluted net income or loss per share, adjusted EBITDA, and non-GAAP free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter as these costs significantly increased during the second quarter of 2016, and may continue to be material for the remainder of 2016. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015, and the shares issued in our follow-on offering in November 2015, as if they had been outstanding since the beginning of the fourth quarter of 2015.

•
Purchase of property and equipment is deducted from net cash provided by (used in) operating activities to arrive at non-GAAP free cash flow, which reflects the amount of cash generated that is available to be used for investments in the business.

About Fitbit, Inc.

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge®, Fitbit BlazeTM, Fitbit Charge 2TM, Fitbit Charge HRTM, AltaTM, Fitbit ChargeTM, Fitbit Flex 2TM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 54,000 retail stores, and are available in 65 countries, around the globe. Fitbit Group Health uses the power of the Fitbit activity trackers, software, and services to deliver innovative solutions for corporate wellness, weight management, insurance and clinical research.
Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the US and other countries. Additional Fitbit trademarks can be found at http://www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners. Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Revenue	$711,570	$573,775	$1,857,998	$2,169,461
Cost of revenue	363,271	447,273	956,935	1,323,577
Gross profit	348,299	126,502	901,063	845,884
Operating expenses:
Research and development	54,227	85,062	150,035	320,191
Sales and marketing	154,069	186,194	332,741	491,255
General and administrative	29,466	40,606	77,793	146,903
Change in contingent consideration	—	—	(7,704)	—
Total operating expenses	237,762	311,862	552,865	958,349
Operating income (loss)	110,537	(185,360)	348,198	(112,465)
Interest income (expense), net	43	765	(1,019)	3,156
Other income (expense), net	(101)	(54)	(59,230)	14
Income (loss) before income taxes	110,479	(184,649)	287,949	(109,295)
Income tax expense (benefit)	46,314	(38,376)	112,272	(6,518)
Net income (loss)	$64,165	$(146,273)	$175,677	$(102,777)

Less: noncumulative dividends to preferred stockholders	—	—	(2,526)	—
Less: undistributed earnings attributable to participating securities	—	—	(59,133)	—
Net income (loss) attributable to common stockholders—basic	64,165	(146,273)	114,018	(102,777)
Add: undistributed earnings to dilutive participating securities	—	—	8,821	—
Net income (loss) attributable to common stockholders—diluted	$64,165	$(146,273)	$122,839	$(102,777)

Net income (loss) per share attributable to common stockholders:
Basic	$0.30	$(0.65)	$0.88	$(0.47)
Diluted	$0.26	$(0.65)	$0.75	$(0.47)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	210,438	224,412	129,886	220,405
Diluted	245,009	224,412	164,213	220,405

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2015	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$535,846	$301,320
Marketable securities	128,632	404,693
Accounts receivable, net	469,260	477,825
Inventories	178,146	230,387
Prepaid expenses and other current assets	43,530	66,346
Total current assets	1,355,414	1,480,571
Property and equipment, net	44,501	76,553
Goodwill	22,157	51,036
Intangible assets, net	12,216	27,521
Deferred tax assets	83,020	174,097
Other assets	1,758	10,448
Total assets	$1,519,066	$1,820,226
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260,842	$313,773
Accrued liabilities	200,099	390,561
Deferred revenue	44,448	49,904
Income taxes payable	2,868	7,694
Total current liabilities	508,257	761,932
Other liabilities	29,358	59,762
Total liabilities	537,615	821,694

Stockholders’ equity
Common stock and additional paid-in capital	737,841	859,368
Accumulated other comprehensive income (loss)	691	(978)
Retained earnings	242,919	140,142
Total stockholders’ equity	981,451	998,532
Total liabilities and stockholders’ equity	$1,519,066	$1,820,226

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Non-GAAP gross profit:
GAAP gross profit	$348,299	$126,502	$901,063	$845,884
Stock-based compensation expense	2,117	1,390	4,739	4,797
Impact of Fitbit Force recall	(3,715)	—	(5,755)	—
Intangible assets amortization	451	453	1,351	1,806
Non-GAAP gross profit	$347,152	$128,345	$901,398	$852,487

Non-GAAP gross margin:
GAAP gross margin	48.9%	22.1%	48.5%	39.0%
Stock-based compensation expense	0.3	0.2	0.3	0.2
Impact of Fitbit Force recall	(0.5)	—	(0.3)	—
Intangible assets amortization	0.1	0.1	—	0.1
Non-GAAP gross margin	48.8%	22.4%	48.5%	39.3%

Non-GAAP research and development:
GAAP research and development	$54,227	$85,062	$150,035	$320,191
Stock-based compensation expense	(7,341)	(12,775)	(18,251)	(47,207)
Non-GAAP research and development	$46,886	$72,287	$131,784	$272,984

Non-GAAP sales and marketing:
GAAP sales and marketing	$154,069	$186,194	$332,741	$491,255
Stock-based compensation expense	(2,339)	(3,083)	(7,419)	(11,575)
Non-GAAP sales and marketing	$151,730	$183,111	$325,322	$479,680

Non-GAAP general and administrative:
GAAP general and administrative	$29,466	$40,606	$77,793	$146,903
Stock-based compensation expense	(3,543)	(4,009)	(10,615)	(15,853)
Litigation expense — Jawbone	—	(7,225)	—	(24,845)
Impact of Fitbit Force recall	4,363	(26)	4,416	(26)
Intangible assets amortization	(82)	(56)	(245)	(281)
Non-GAAP general and administrative	$30,204	$29,290	$71,349	$105,898

Non-GAAP operating expenses:
GAAP operating expenses	$237,762	$311,862	$552,865	$958,349
Stock-based compensation expense	(13,223)	(19,867)	(36,285)	(74,635)
Litigation expense — Jawbone	—	(7,225)	—	(24,845)
Impact of Fitbit Force recall	4,363	(26)	4,416	(26)
Intangible assets amortization	(82)	(56)	(245)	(281)
Change in contingent consideration	—	—	7,704	—
Non-GAAP operating expenses	$228,820	$284,688	$528,455	$858,562

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Non-GAAP operating income (loss):
GAAP operating income (loss)	$110,537	$(185,360)	$348,198	$(112,465)
Stock-based compensation expense	15,340	21,257	41,024	79,432
Litigation expense — Jawbone	—	7,225	—	24,845
Impact of Fitbit Force recall	(8,078)	26	(10,171)	26
Intangible assets amortization	533	509	1,596	2,087
Change in contingent consideration	—	—	(7,704)	—
Non-GAAP operating income (loss)	$118,332	$(156,343)	$372,943	$(6,075)

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$64,165	$(146,273)	$175,677	$(102,777)
Stock-based compensation expense	15,340	21,257	41,024	79,432
Litigation expense — Jawbone	—	7,225	—	24,845
Impact of Fitbit Force recall	(8,078)	26	(10,171)	26
Revaluation of redeemable convertible preferred
stock warrant liability	—	—	56,655	—
Intangible assets amortization	533	509	1,596	2,087
Change in contingent consideration	—	—	(7,704)	—
Income tax effect of non-GAAP adjustments	15,423	(8,445)	(2,966)	(29,526)
Non-GAAP net income (loss)	$87,383	$(125,701)	$254,111	$(25,913)

GAAP diluted shares	245,009	224,412	164,213	220,405
Diluted effect of redeemable convertible preferred
stock conversion	—	—	65,903	—
Public offerings shares	1,565	—	5,424	—
Other dilutive equity awards	—	—	901	—
Non-GAAP diluted shares	246,574	224,412	236,441	220,405
Non-GAAP diluted net income (loss) per share	$0.35	$(0.56)	$1.07	$(0.12)

Adjusted EBITDA:
Net income (loss)	$64,165	$(146,273)	$175,677	$(102,777)
Impact of Fitbit Force recall	(8,078)	26	(10,171)	26
Stock-based compensation expense	15,340	21,257	41,024	79,432
Litigation expense — Jawbone	—	7,225	—	24,845
Revaluation of redeemable convertible preferred
stock warrant liability	—	—	56,655	—
Depreciation and intangible assets amortization	7,566	12,672	21,107	38,133
Change in contingent consideration	—	—	(7,704)	—
Interest (income) expense, net	(43)	(765)	1,019	(3,156)
Income tax expense (benefit)	46,314	(38,376)	112,272	(6,518)
Adjusted EBITDA	$125,264	$(144,234)	$389,879	$29,985

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016

Stock-based compensation expense:
Cost of revenue	$2,117	$1,390	$4,739	$4,797
Research and development	7,341	12,775	18,251	47,207
Sales and marketing	2,339	3,083	7,419	11,575
General and administrative	3,543	4,009	10,615	15,853
Total stock-based compensation expense	$15,340	$21,257	$41,024	$79,432

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016

United States	$532,363	$381,484	$1,381,152	$1,539,600
Americas excluding United States	37,844	33,403	92,252	110,111
Europe, Middle East, and Africa	84,786	134,027	208,767	389,154
APAC	56,577	24,861	175,827	130,596
Total	$711,570	$573,775	$1,857,998	$2,169,461